Exhibit 24
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the several undersigned officers and directors of Bank of America Corporation whose signatures appear below, hereby makes, constitutes and appoints Lauren A. Mogensen and Ross E. Jeffries, Jr., and each of them acting individually, his or her true and lawful attorneys-in-fact and agents with power to act without the other and with full power of substitution, to prepare, execute, deliver and file with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, in his or her name and on his or her behalf, and in each of the undersigned officer’s and director’s capacity or capacities as shown below, an Annual Report on Form 10-K for the year ended December 31, 2025, with all exhibits thereto and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, granting unto said attorneys-in-fact and agents full power and authority to do and perform every act necessary or incidental to the performance and execution of the powers granted herein, hereby ratifying and confirming all acts which said attorneys-in-fact or attorney-in-fact might do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

    IN WITNESS WHEREOF, each of the undersigned officers and directors, in the capacity or capacities noted, has hereunto set his or her hand as of the date indicated below.

Signature	Title	Date

/s/ Brian T. Moynihan	Chief Executive Officer, Chair and Director (Principal Executive Officer)	February 2, 2026
Brian T. Moynihan

/s/ Alastair M. Borthwick	Executive Vice President and Chief Financial Officer	February 25, 2026
Alastair M. Borthwick

/s/ Johnbull E. Okpara	Chief Accounting Officer (Principal Accounting Officer)	February 24, 2026
Johnbull E. Okpara

/s/ Sharon L. Allen	Director	February 2, 2026
Sharon L. Allen

/s/José E. Almeida	Director	February 10, 2026
José E. Almeida

/s/Pierre J.P. de Weck	Director	February 2, 2026
Pierre J.P. de Weck

/s/Arnold W. Donald	Director	February 2, 2026
Arnold W. Donald

/s/Linda P. Hudson	Director	February 2, 2026
Linda P. Hudson

/s/ Monica C. Lozano	Director	February 2, 2026
Monica C. Lozano

/s/Maria N. Martinez	Director	February 2, 2026
Maria N. Martinez

/s/ Lionel L. Nowell III	Director	February 2, 2026
Lionel L. Nowell III

/s/ Denise L. Ramos	Director	February 2, 2026
Denise L. Ramos

/s/ Clayton S. Rose	Director	February 19, 2026
Clayton S. Rose

/s/ Michael D. White	Director	February 2, 2026
Michael D. White

/s/ Thomas D. Woods	Director	February 2, 2026
Thomas D. Woods

/s/ Maria T. Zuber	Director	February 2, 2026
Maria T. Zuber